EXHIBIT 23.2






INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-88624, No. 333-67535 and No. 333-63699) and Form
S-3 (No. 333-60877) and in the related Prospectuses, of our report, dated January 17, 1997, relating to the consolidated financial statements of C&F Financial Corporation and subsidiary, incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1996.

/s/DELOITTE & TOUCHE LLP

Richmond, Virginia
March 5, 1999